                                                                     EXHIBIT 5.1

                           DUNCAN, BLUM & ASSOCIATES
                               ATTORNEYS AT LAW
                            cduncan@sprintmail.com

Carl N. Duncan                                                     David E. Blum
5718 Tanglewood Drive                                  1863 Kalorama Road,  N.W.
Bethesda, Maryland 20817                                  Washington, D.C. 20009
(301) 263-0200                                                    (202) 232-6220
(301) 263-0300 (Fax)                                        (202) 232-7891 (Fax)

                                December 4, 2000

Mirenco, Inc.
206 May Street
Radcliffe, Iowa 50230

Re: Mirenco Inc. Registration Statement on Form SB-2 Relating to the Offer and/or Sale of 1,561,248 shares of Common Stock
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Ladies and Gentlemen:

     Since June 1999, this firm has acted as securities counsel for Mirenco, Inc. (the "Company"), an Iowa corporation organized under the Iowa General Corporate Law, in connection with the registration under the Securities Act of 1933, as amended, of 1,561,248 shares of common stock as defined below (the "shares") in the Company, pursuant to the referenced Registration Statement.

     You have requested our opinion regarding the legality of the shares registered pursuant to the Registration Statement on Form SB-2 (the "Registration Statement"). We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including (but not limited to) statements contained in the Registration Statement.

     Our opinions, insofar as they address issues of Iowa law, are based solely upon our review of (I) the records of the Company; (ii) the Iowa General Corporate Law; and (iii) a certified copy of the Company's February 21, 1997 Articles of Incorporation and May 13 and 15, 2000 Certificates of Amendment thereto. Subject to the foregoing, we do not express our opinion herein concerning any law other than the federal laws of the United States.

     We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of the State of Iowa.

2. The shares of the Company to be offered pursuant to the Rescission Offer addressed in the Prospectus forming a part of the Registration Statement have been validly authorized and when the Registration Statement relating to the shares have been registered under the Securities Act of 1933, any shares so rescinded, if fully funded as expected, will be validly issued, fully paid and non-assessable under the law of Iowa.

     Our opinion is expressed as of the date hereof, and we do not assume any obligations to update or supplement our opinion to reflect any fact or circumstances which hereafter comes to our attention or any change in the law that hereafter occurs.

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     We hereby consent to the reference to our firm in the "Legal Matters" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.


                             DUNCAN, BLUM & ASSOCIATES



                             By: /s/ Carl N. Duncan
                                -------------------------------
                             Carl N. Duncan, Managing Partner

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